Exhibit 1.01

Malibu Boats, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2016

Introduction

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers if they manufacture or contract to manufacture products that contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries and are not from recycled or scrap sources, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and file a CMR as an exhibit to the Form SD with the SEC that includes a description of those due diligence measures.

Company Overview

Malibu Boats, Inc., also referred to as “Malibu Boats”, “we”, “our”, and “us” is a leading designer, manufacturer and marketer of performance sport boats. Our boats are used for water sports, including water skiing, wakeboarding and wake surfing, as well as general recreational boating. Our high performance boats are sold under two brands: Malibu and Axis Wake Research, or Axis. We manufacture our own Malibu and Axis performance boats and components such as trailers, towers and tower accessories. In addition, we contract with other third-party vendors to manufacture other components for installation on our boats, such as engines and electronic controls. We determined that Conflict Minerals were necessary to the functionality and/or production of such products during calendar year 2016.

Executive Summary

Malibu Boats does not directly source any Conflict Minerals that may be used in the products we manufacture or contract to manufacture. Therefore we relied upon our suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from sub-tier suppliers. Malibu Boats performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to provide Malibu Boats with materials or components containing necessary 3TGs.

Malibu Boats’ suppliers identified 308 valid smelters and refineries (“smelters”). Of these 308 smelters, Malibu Boats identified 37 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Malibu Boats’ due diligence review indicated that 33 of these smelters have been audited and recognized as conflict free by the Conflict Free Smelter Program (“CFSP”). The remaining four smelters sourcing from the Covered Countries were subjected to Malibu Boats’ risk mitigation process in accordance with the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (“OECD Due Diligence Guidance”), as described below.

Although we requested information at a product level, many suppliers returned information at a company or division level, not at a product level. Such suppliers were unable to specify the smelters used for components supplied to Malibu Boats. Therefore the information provided was not necessarily limited to smelters contained in components supplied to us and confirmed to be in the Company’s supply chain.

Company Management Systems

Malibu Boats established strong management systems according to Step 1 of the OECD Due Diligence Guidance. Malibu Boats implemented the following:

•	Step 1A - Adopted, and clearly communicated to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas. Malibu Boats:

Exhibit 1.01

◦	implemented a conflict minerals policy, which is publicly available at http://investors.malibuboats.com/investors/corporate-governance/governance-documents; and

◦	communicated the policy directly to suppliers as part of the RCOI process.

•	Step 1B - Structured internal management to support supply chain due diligence. Malibu Boats:

◦	maintained an internal cross functional team to support supply chain due diligence;

◦	appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence; and

◦	applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.

•	Step 1C - Established a system of transparency, information collection and control over the supply chain. Malibu Boats:

◦	implemented a process to collect required supplier and smelter RCOI and due diligence data.

•	Step 1D - Strengthened company engagement with suppliers. Malibu Boats:

◦	engaged directly with suppliers during the RCOI process;

◦	reviewed supplier responses as part of the RCOI process;

◦	added conflict minerals compliance to new supplier contracts and Malibu Boats’ supplier code of conduct; and

◦	implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

•	Step 1E - Established a company and/or mine level grievance mechanism. Malibu Boats:

◦	recognized the CFSP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances; and

◦
reviewed Malibu Boats’ ethics violations reporting system to ensure that it allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Malibu Boats’ conflict minerals policy.

Reasonable Country of Origin Inquiry

Malibu Boats designed its RCOI process in accordance with Steps 2A and 2B of the OECD Due Diligence Guidance. Malibu Boats’ RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)

•	Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Malibu Boats designed its supplier RCOI process to identify, to the best of Malibu Boats’ efforts, the smelters in Malibu Boats’ supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Malibu Boats’ supplier RCOI process for the 2016 reporting period included the following:

•	developed a list of suppliers providing components containing 3TG to Malibu Boats;

•	contacted each supplier and requested the industry standard Conflict Minerals Reporting Template including smelter information;

•	reviewed supplier responses for accuracy and completeness;

•	amalgamated supplier provided smelters into a single list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols; and

•	reviewed the final smelter list (and compared it to industry peers) to determine if Malibu Boats identified reasonably all of the smelters in their supply chain.

Malibu Boats’ suppliers identified 308 smelters in their supply chain. The specific list of smelters is included in “List of Smelter and Refineries” at the end of this report.

Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence

Exhibit 1.01

Malibu Boats’ due diligence process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Malibu Boats’ smelter RCOI and due diligence process were designed to:

•	identify the scope of the risk assessment of the mineral supply chain (OECD Due Diligence Guide Step 2B);

•	assess whether the smelters have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Due Diligence Guide Step 2C); and

•	carry out, where necessary, including through participation in industry-driven programs, joint spot checks at the mineral smelter’s own facilities (OECD Due Diligence Guide Step 2D).

Malibu Boats’ smelter RCOI and due diligence process included the following:

•	For each smelter identified in Malibu Boats’ supply chain, Malibu Boats:

◦	attempted to engage directly with the smelter to determine whether or not the smelter sources from the Covered Countries;

◦
reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration for smelters that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by the CFSP; and

◦
reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period for smelters that did not respond to our direct engagement.

•
For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), Malibu Boats determined if the smelter was audited and recognized as conflict free by the CFSP.

◦
For high risk smelters that have not been audited and recognized as conflict free by the CFSP, Malibu Boats communicated the risk to a designated member of senior management (OECD Due Diligence Guide Step 3A) and conducted risk mitigation on the smelter according to OECD Due Diligence Guide Step 3B.

For the 2016 reporting period, Malibu Boats’ RCOI and due diligence process was executed by Claigan Environmental Inc.

Malibu Boats’ suppliers identified 308 smelters. Malibu Boats identified 37 smelters that source, or there is a reason to believe they source, from the Covered Countries.

Malibu Boats determined that 33 of these 37 smelters have been audited and recognized as conflict free by the CFSP. Malibu Boats conducted risk mitigation on the remaining four smelters as discussed below.

Risk Mitigation

Malibu Boats conducted risk mitigation on four smelters that were not recognized as conflict free by the CFSP and were sourcing from the Covered Countries. Malibu Boats’ risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to our Chief Financial Officer in accordance with Step 3A of the OECD Due Diligence Guidance. Malibu Boats’ risk mitigation process included the following:

•	conducted additional due diligence to determine if there was any reason to believe the smelter directly or indirectly financed or benefited armed groups in the Covered Countries;

•	attempted to verify with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in Malibu Boats’ supply chain in the 2016 reporting period; and

•	engaged directly with each high risk smelter to verify risk and to encourage the smelter to become conflict free.

Of the four smelters subject to Malibu Boats’ risk mitigation process, one of the smelters has been recognized by the CFSP as “active” and undergoing an independent audit to an industry recognized protocol and there was no reason to believe it was directly or indirectly financing or benefiting armed groups in Covered Countries. As such, in accordance with the OECD Due Diligence Guidance, we do not believe this smelter has to be removed from our supply chain. This smelter is scheduled to be

Exhibit 1.01

re-visited in connection with the preparation of our CMR for calendar year 2017. This process is consistent with Step 3B of the OECD Due Diligence Guidance.

As discussed above, as many suppliers return information at a company or division level, and not at a product level, we are not able to determine if the three remaining smelters are confirmed to be in Malibu Boats’ supply chain. We will continue to work with our suppliers to determine if these three smelters can be directly linked to the actual parts or products sold to Malibu Boats.

In addition, as part of our risk mitigation process we have engaged with each of them to verify risk and to encourage the smelter to become conflict free. We are continuing to work with the suppliers who currently have these three smelters in their supply chain to evaluate the removal of these smelters from their supply chain.

Improvement Plan

Malibu Boats is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate any risk that the Conflict Minerals contained in the products manufactured or contracted for manufacture by Malibu Boats could directly or indirectly benefit or finance armed groups in the Covered Countries:

•	including a conflict minerals clause in all new and renewing supplier contracts;

•	continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain;

•	continuing to work with our suppliers to encourage the removal of any high risk smelters;

•	evaluating ongoing supplier relationships with those suppliers that do not comply with our conflict minerals policy;

•	engaging smelters sourcing from the Covered Countries to become audited and certified to a protocol recognized by the CFSP; and

•	following up in 2017 on the smelter requiring risk mitigation, but not removal from Malibu Boats’ supply chain.

List of Smelters and Refineries

Below are the smelters reported to Malibu Boats as likely to be in Malibu Boats’ supply chain in the 2016 reporting period. 37 of the smelters below are declared to be sourcing or there was reason to believe they may be sourcing from the Covered Countries. Under the SEC Final Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries; there is no requirement to identify the specific covered country by smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are The Democratic Republic of the Congo, Rwanda, Burundi, and Tanzania. As noted above, Malibu Boats has determined that of these 37 smelters, 33 have been audited and recognized as conflict free by the CFSP and Malibu Boats conducted risk mitigation on the remaining four smelters.

Metal        Smelter Name

Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery

Exhibit 1.01

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Geib Refining Corporation
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.

Exhibit 1.01

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.

Exhibit 1.01

Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi S.A.
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.

Exhibit 1.01

Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	Alpha
Tin	An Thai Minerals Co., Ltd.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U.
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.

Exhibit 1.01

Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT O.M. Indonesia
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.

Exhibit 1.01

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.